As filed with the Securities and Exchange Commission on August 20, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Assembly Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8729264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Tower Place, 7th Floor South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan

Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan

(Full title of the plan)

Jason A. Okazaki

Chief Executive Officer and President

Assembly Biosciences, Inc.

Two Tower Place, 7th Floor
South San Francisco, California 94080

(Name and address of agent for service)

(833) 509-4583

(Telephone number, including area code, of agent for service)

Copies to:

P. Michelle Gasaway, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

2000 Avenue of the Stars

Suite 200N

Los Angeles, California 90067

(213) 687-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is being filed by Assembly Biosciences, Inc. (the “Company” or the “Registrant”) for the purpose of registering additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) under (1) the Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan, as amended (the “2018 Plan”), and (2) the Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan, as amended (the “2018 ESPP”).

On April 22, 2026, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement (the “Proxy Statement”) that included a proposal to increase the number of shares reserved for issuance under the 2018 Plan by 1,200,000 shares of Common Stock for general purposes. This Registration Statement registers the 1,200,000 aggregate additional shares of Common Stock reserved for issuance under the 2018 Plan.

The Proxy Statement also included a proposal to increase the number of shares reserved for issuance under the 2018 ESPP by 290,000 shares of Common Stock. This Registration Statement registers the 290,000 additional shares of Common Stock reserved for issuance under the 2018 ESPP.

On February 9, 2024, we effectuated a 1-for-12 reverse stock split (the "Reverse Stock Split"), which also impacted the number of shares reserved for issuance under our equity plans, including the 2018 Plan and the 2018 ESPP. As a result of the Reverse Stock Split, as of February 9, 2024, the number of shares of Common Stock that were registered for issuance under the 2018 Plan was reduced from 10,600,000 shares to 833,333 shares, and the number of shares that were registered for issuance under the 2018 ESPP was reduced from 1,300,000 shares to 108,333 shares. Both plans were amended and restated in 2024, and additional shares for the two plans were registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-281388) filed on August 8, 2024.

Prior Registration Statements

The 1,200,000 additional shares of Common Stock reserved for issuance under the 2018 Plan registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the 2018 Plan pursuant to the following currently effective registration statements: (1) the Registration Statement on Form S-8 (Registration No. 333-226703) filed on August 8, 2018 (the “Original 2018 Plan Registration Statement”), (2) the Registration Statement on Form S-8 (Registration No. 333-233030) filed on August 5, 2019 (the “Second 2018 Plan Registration Statement”), (3) the Registration Statement on Form S-8 (Registration No. 333-248476) filed on August 28, 2020 (the “Third 2018 Plan Registration Statement”), (4) the Registration Statement on Form S-8 (Registration No. 333-258516) filed on August 5, 2021 (the “Fourth 2018 Plan Registration Statement”), (5) Registration Statement on Form S-8 (Registration No. 333-266711) filed on August 9, 2022 (the “Fifth 2018 Plan Registration Statement”), (6) Registration Statement on Form S-8 (Registration No. 333-273836) filed on August 9, 2023 (the "Sixth 2018 Plan Registration Statement"), (7) Registration Statement on Form S-8 (Registration No. 333-281388) (the "Seventh 2018 Plan Registration Statement") filed on August 8, 2024 and (8) Registration Statement on Form S-8 (Registration No. 333-289300) filed on August 6, 2025 (the "Eighth 2018 Plan Amendment").

The contents of the Original 2018 Plan Registration Statement, the Second 2018 Plan Registration Statement, the Third 2018 Plan Registration Statement, the Fourth 2018 Plan Registration Statement, the Fifth 2018 Plan Registration Statement, the Sixth 2018 Plan Registration Statement, the Seventh 2018 Plan Registration Statement and the Eighth 2018 Plan Amendment, including any amendments thereto or filings incorporated therein, are incorporated herein by reference. Any items in the Original 2018 Plan Registration Statement, the Second 2018 Plan Registration Statement, the Third 2018 Plan Registration Statement, the Fourth 2018 Plan Registration Statement, the Fifth 2018 Plan Registration Statement, the Sixth Registration Statement, the Seventh 2018 Plan Registration Statement and the Eighth 2018 Plan Amendment not expressly changed by this Registration Statement shall be as set forth in the Original 2018 Plan Registration Statement, the Second 2018 Plan Registration Statement, the Third 2018 Plan Registration Statement, the Fourth 2018 Plan Registration Statement, the Fifth 2018 Plan Registration Statement, the Sixth 2018 Plan Registration, the Seventh 2018 Plan Registration Statement and the Eighth 2018 Plan Amendment, as applicable.

The 290,000 additional shares of Common Stock reserved for issuance under the 2018 ESPP registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the 2018 ESPP pursuant to the following currently effective registration statements: (1) the Registration

Statement on Form S-8 (Registration No. 333-226,703) filed on August 8, 2018 (the “Original 2018 ESPP Registration Statement”), (2) the Registration Statement on Form S-8 (Registration No. 333-258516) filed on August 5, 2021 (the “Second 2018 ESPP Registration Statement”), (3) the Registration Statement on Form S-8 (Registration No. 333-281388) filed on August 8, 2024, (the “Third 2018 ESPP Registration Statement”) and the Registration Statement on Form S-8 (Registration Statement No. 333-289300) filed on August 6, 2025 (the "Fourth 2018 ESPP Registration Statement"). The contents of the Original 2018 ESPP Registration Statement, the Second 2018 ESPP Registration Statement, the Third 2018 ESPP Registration Statement and the Fourth 2018 ESPP Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference. Any items in the Original 2018 ESPP Registration Statement, the Second 2018 ESPP Registration Statement, the Third 2018 ESPP Registration Statement and the Fourth 2018 ESPP Registration Statement not expressly changed by this Registration Statement shall be as set forth in the Original 2018 ESPP Registration Statement, the Second 2018 ESPP Registration Statement, the Third 2018 ESPP Registration Statement and the Fourth 2018 ESPP Registration Statement, as applicable.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

•
the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 19, 2026 (including, for the avoidance of doubt, the information specifically incorporated by reference in the Company’s Form 10-K from the Company’s Definitive Proxy Statement for the 2026 Annual Meeting of Stockholders, filed with the Commission on April 23, 2026);
•
the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 7, 2026 and August 13, 2026, respectively;
•
our Current Reports on Form 8-K filed with the SEC on March 30, 2026, May 22, 2026 (only Item 8.01), May 26, 2026 and June 5, 2026; and
•
the description of the Company’s common stock in the Company’s Registration Statement on Form 8-A (File No. 001-35005) filed with the Commission on December 10, 2010, including any amendment or report filed by the Company for the purpose of updating such description, including Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 20, 2025.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of common stock registered hereunder have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Item 2.02 or 7.01 or any related Item 9.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at:

Two Tower Place, 7th Floor

South San Francisco, California 94080

Telephone: (833) 509-4583

Attn: Corporate Secretary

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index on the page immediately preceding the signatures to this Registration Statement for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Sixth Amended and Restated Certificate of Incorporation of Assembly Biosciences, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K filed with the Commission on March 28, 2024).

4.2

Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation of Assembly Biosciences, Inc., dated February 9, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant's Current report on Form 8-K filed on February 13, 2024).

4.3

Amended and Restated Bylaws of Assembly Biosciences, Inc., as amended on December 12, 2024 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 13, 2024).

4.4

Specimen Common Stock Certificate of Assembly Biosciences, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on 10-K filed with the Commission on March 20, 2025).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1

Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 3, 2024).

99.2

Amendment No. 1 to Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 9, 2025).

99.3

Amendment No. 2 to Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 9, 2025).

99.4

Amendment No. 3 to Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed with the Commission on June 5, 2026.

99.5

Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed with the Commission on June 3, 2024).

99.6

Amendment No. 1 to Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the Commission on June 9, 2025).

99.7

Amendment No. 2 to Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Current Report on Form 8-K filed with the Commission on June 5, 2026).

107	Filing Fees.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on August 20, 2026.

Assembly Biosciences, Inc.

By:	/s/ Jason A. Okazaki
Jason A. Okazaki
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Assembly Biosciences, Inc., hereby severally constitute and appoint Jason A. Okazaki and John O. Gunderson, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him/her and in his/her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 20, 2026 in the capacities indicated.

Signature	Title

/s/ Jason A. Okazaki	Director, Chief Executive Officer and President (Principal Executive Officer)
Jason A. Okazaki

/s/ Jeanette M. Bjorkquist	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
Jeanette M. Bjorkquist

/s/ Anthony E. Altig	Chairman of the Board
Anthony E. Altig

/s/ Tomas Cihlar, Ph.D.	Director
Thomas Cihlar, Ph.D.

/s/ Gina Consylman	Director
Gina Consylman

/s/ Robert D. Cook II	Director
Robert D. Cook II

/s/ Michael Houghton, Ph.D.	Director
Michael Houghton, Ph.D.

/s/ Lisa R. Johnson-Pratt, M.D.	Director
Lisa R. Johnson-Pratt, M.D.

/s/ Susan Mahony, Ph.D.	Director
Susan Mahony, Ph.D.

/s/ John G. McHutchison, A.O., M.D.	Director
John G. McHutchison, A.O., M.D.